UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 17, 2005
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its
Commission File	Charter; State of Incorporation; Address	IRS Employer
Number	of Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-4321

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.
Item 8.01. Other Events.
As previously disclosed, on February 25, 2005, Commonwealth Edison Company (“ComEd”) filed with the Illinois Commerce Commission (“ICC”) a proposal for a competitive auction procurement process to be held to allow ComEd to obtain the energy, capacity, and certain ancillary services necessary to deliver electric energy to ComEd’s electrical facilities in order to satisfy its provider of last resort (“POLR”) obligations in Illinois after ComEd’s current power supply contract expires by its own terms on December 31, 2006 (the “Procurement Rider Case”). Under ComEd’s auction proposal, potential suppliers bid against each other to service slices (or so-called “tranches”) of ComEd’s load, and ComEd’s acquisition price will be the lowest price at which the demands of its customers can be satisfied simultaneously. ComEd does not propose to make any profit on its cost to procure electric power through the auction proposal. ComEd asked that the ICC act on the Procurement Rider Case by January 24, 2006. As previously disclosed, recent developments in Illinois could undermine the auction proposal and place in jeopardy both ComEd’s ability to meet its POLR service obligations and the regional wholesale competitive market.
On October 17, 2005, ComEd and Exelon Generation Company, LLC (“Generation” and, together with ComEd, the “Applicants”) filed with the Federal Energy Regulatory Commission (“FERC”) an application under Section 205 of the Federal Power Act (“FPA”) (the “Application”). A copy of the Application is attached as Exhibit 99 to this Periodic Report on Form 8-K. The Application seeks two actions by the FERC. First, the Application seeks FERC approval that the proposed Illinois auction process meets FERC principles concerning the procurement of wholesale electric power through a competitive process as defined in FERC decisions such as Allegheny Energy Supply Co., LLC (108 FERC ¶61,082 (2004)(“Allegheny”) and Boston Edison Co. re: Edgar Elec. Energy Co. (55 FERC ¶61,382 (1991)(“Edgar”). Second, the Application seeks a FERC finding that if Generation participates in the Illinois auction and is selected as a winning bidder, the standard agreements under which Generation would sell energy, capacity and ancillary services to ComEd would be acceptable to FERC because they resulted from a fair and open competitive process. The Applicants have requested FERC to issue an expedited order no later than December 15, 2005 to ensure that the actions that the ICC is being asked to take in the Procurement Rider Case by January 24, 2006 are fully consistent with federal law, especially with respect to the Allegheny and Edgar decisions. The Application notes that the requests are consistent with prior authorization granted by FERC in connection with the New Jersey Basic Generation Service competitive procurement auction. The Applicants assert that satisfaction of the principles in Allegheny and Edgar would form the basis for accepting the proposed agreements as just and reasonable under Section 205 of the FPA.
Although the FERC has exclusive jurisdiction over wholesale electricity sales, the ICC has exclusive jurisdiction over retail rates for electricity in Illinois. The Applicants believe that it is in the best interests of all parties to have a reasonable and prudent procurement process agreed to by both the FERC and the ICC, so that ComEd can procure electric power at the lowest available cost and that cost be charged to Illinois customers without any markup. Nonetheless, there can be no assurances that the FERC will grant the requests or act by the requested date.
* * * * *
This combined Form 8-K is being furnished separately by Exelon Corporation (“Exelon”), ComEd and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.
Forward-Looking Statements
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a Registrant include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd and Generation, (b) Exelon’s 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15 and Generation—Note 16, (c) Exelon’s Current Reports on Form 8-K filed on February 4, 2005 and May 13, 2005, including those discussed in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Exelon — Business Outlook and the Challenges in Managing the Business” and Exhibit 99.3 “Financial Statements and Supplementary Data,” (d) Generation’s Current Report on Form 8-K filed on May 13, 2005, including those discussed in Exhibit 99.5 “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and Exhibit 99.6 “Financial Statements and Supplementary Data” and (e) other factors discussed in filings with the SEC by Exelon, ComEd and Exelon Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of Exelon, ComEd or Exelon Generation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION COMMONWEALTH EDISON COMPANY EXELON GENERATION COMPANY, LLC
/s/ J. Barry Mitchell
J. Barry Mitchell
Senior Vice President, Chief Financial Officer and Treasurer

October 18, 2005